Exhibit 99.1

NETSCOUT Reports Financial Results for Fourth Quarter and Fiscal Year 2017

Achieves FY’17 Financial Targets;

New Agreement with Vodafone Underscores Market and Technology Leadership

WESTFORD, Mass.--(BUSINESS WIRE)--May 4, 2017--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of business assurance, a powerful combination of service assurance, cybersecurity, and business intelligence solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2017.

“NETSCOUT delivered a solid finish to fiscal year 2017 to achieve our annual revenue, operating profitability and EPS targets,” stated Anil Singhal, NETSCOUT’s president and CEO. “Our fourth-quarter revenue performance was driven by good traction for our nGeniusONE service assurance solutions with enterprise customers and exceptional results at Arbor Networks.”

Singhal concluded, “We have made excellent progress on our new product cycle that is aimed at further elevating our value proposition and solidifying our incumbency in key accounts. We are pleased with the traction that we have generated thus far in the service provider market with our InfiniStreamNG real-time information platform in its software-only form factor. We are moving aggressively to accelerate adoption of our new software platform and navigate a challenging spending environment within this vertical without any significant erosion to our overall revenue. Just as important, we anticipate that our continued success on this front will enable us to generate improved gross margins in fiscal year 2018. We believe that this dynamic, in combination with prudent expense management, will help us deliver further operating profitability improvement and EPS growth.”

Notable fourth-quarter and recent operational highlights include:

  Received multi-million dollar orders from a range of leading service providers around the world for the software version of NETSCOUT’s InfiniStreamNG real-time information platform.
  Announced a multi-year agreement with Vodafone Group under which NETSCOUT will serve as Vodafone’s provider of service assurance solutions in Europe.
  Strong results at Arbor Networks as demand from both service provider and enterprise customers remained robust due to the notable escalation in the size, frequency and complexity of distributed denial of service (DDoS) attacks during the past 12 months.
  Held its annual Engage User Forum in late April, showcasing its product roadmaps for its global service provider, enterprise and security customer bases to a record number of customers – a 30% increase over the prior year’s event.
  Increased involvement in the development of key network technology standards. In February 2017, the Company joined the Open Platform for Network Functions Virtualization (OPNFV) project, which facilitates the development and evolution of NFV components across various open source ecosystems through integration, deployment, and testing. In March, Paul Barrett, NETSCOUT’s chief technology officer for Enterprise, was voted in as a co-chair of the Open Networking User Group (ONUG) Monitoring & Analytics 2.0 Open IT Framework Initiatives committee.
  Won numerous technical accolades including a Network Security Excellence Award for the Arbor Cloud DDoS managed service and three coveted annual awards in Greater China for its line of handheld network test solutions.
  Validated its ability to provide outstanding customer service and support. In March, NETSCOUT received the NorthFace ScoreBoard AwardSM from Omega Management Group, in recognition of achieving excellence in customer service and support for NETSCOUT nGeniusONE® Service Assurance solutions in 2016.

Q4 FY17 Financial Results

Total revenue (GAAP) for the fourth quarter of fiscal year 2017 was $318.9 million, compared with $285.9 million in the same quarter one year ago. Non-GAAP total revenue for the fourth quarter of fiscal year 2017 was $327.2 million, compared with $308.7 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the fourth quarter of fiscal year 2017 was $210.1 million, which was approximately 66% of total revenue. This compares with product revenue (GAAP) of $195.8 million in the prior fiscal year’s fourth quarter, which was approximately 68% of total revenue. On a non-GAAP basis, product revenue for the fourth quarter of fiscal year 2017 was $213.7 million, which was approximately 65% of total non-GAAP revenue. This compares with fourth-quarter fiscal year 2016 non-GAAP product revenue of $200.3 million, which was approximately 65% of total non-GAAP revenue. Service revenue (GAAP) for the fourth quarter of fiscal year 2017 was $108.9 million, or approximately 34% of total revenue, compared with $90.1 million in the same period one year ago, or 32% of total revenue. Non-GAAP service revenue for fiscal year 2017’s fourth quarter was $113.5 million, which was approximately 35% of total non-GAAP revenue, compared with $108.4 million in the year-ago quarter, which was approximately 35%.

NETSCOUT’s income from operations (GAAP) was $38.7 million in the fourth quarter of fiscal year 2017 versus a loss from operations of $4.9 million in the same quarter one year ago. The Company’s fourth-quarter fiscal year 2017 operating profit margin (GAAP) was 12.1% versus -1.7% in fiscal year 2016’s fourth quarter. Fourth-quarter fiscal year 2017 non-GAAP EBITDA from operations was $98.7 million, or 30.2% of total non-GAAP quarterly revenue, compared with non-GAAP EBITDA from operations of $76.2 million, or 24.7% of total non-GAAP quarterly revenue in the fourth quarter of fiscal year 2016. Fourth-quarter fiscal year 2017 non-GAAP income from operations was $89.9 million and the non-GAAP operating margin was 27.5%. This compares with non-GAAP income from operations of $69.1 million and a non-GAAP operating margin of 22.4% in the fourth quarter of fiscal year 2016.

Net income (GAAP) for the fourth quarter of fiscal year 2017 was $22.3 million, or $0.24 per share (diluted) versus a net loss (GAAP) for the fourth quarter of fiscal year 2016 of $3.6 million, or $0.04 per share (diluted). On a non-GAAP basis, net income for fiscal year 2017’s fourth quarter was $60.6 million, or $0.65 per share (diluted), compared with non-GAAP net income of $42.9 million, or $0.44 per share (diluted), for the same quarter one year ago.

As of March 31, 2017, cash and cash equivalents, and short and long-term marketable securities were $464.7 million, compared with $376.9 million as of December 31, 2016 and $352.1 million as of March 31, 2016.

During the fourth quarter of fiscal year 2017, NETSCOUT repurchased 21,030 shares of its common stock at an average price of $33.66 per share, totaling approximately $0.7 million in the aggregate. As of March 31, 2017, NETSCOUT had approximately 6.8 million shares available for repurchase under its existing, previously disclosed common stock repurchase plan that originally authorized the repurchase of up to 20 million shares of its common stock.

FY17 Financial Results

As a reminder, NETSCOUT acquired Danaher’s Communications Business in mid-July 2015. Accordingly, the timing and magnitude of the contributions from the businesses acquired as part of the Danaher Communications Business transaction impact year-over-year comparisons between fiscal year 2017 and fiscal year 2016.

Highlights for fiscal year 2017 included:

  For fiscal year 2017, total revenue (GAAP) was $1.162 billion and non-GAAP total revenue was $1.2 billion versus total revenue (GAAP) of $955.4 million and non-GAAP total revenue of $1.025 billion in fiscal year 2016.
  Product revenue (GAAP) in fiscal year 2017 was $735.5 compared with $633.4 million in fiscal year 2016. Non-GAAP product revenue in fiscal year 2017 was $753.8 million versus $651.0 million in fiscal year 2016.
  Fiscal year 2017 service revenue (GAAP) was $426.6 versus $322.0 million in fiscal year 2016. Fiscal year 2017 non-GAAP service revenue was $446.1 million compared with $373.6 million in fiscal year 2016.
  NETSCOUT’s fiscal year 2017 operating income from operations (GAAP) was $62.1 million versus a fiscal year 2016 operating loss of $25.6 million. Fiscal year 2017 non-GAAP EBITDA from operations was $309.5 million, or 25.8% of non-GAAP total annual revenue. This compares with non-GAAP EBITDA from operations of $270.1 million, or 26.4% of non-GAAP total annual revenue, in fiscal year 2016. The Company’s non-GAAP operating income for fiscal year 2017 was $275.4 with a non-GAAP operating margin of 23.0%, compared with fiscal year 2016 non-GAAP operating income of $246.8 million and a non-GAAP operating margin of 24.1%.
  For fiscal year 2017, NETSCOUT’s net income (GAAP) was $33.3 million, or $0.36 per share (diluted), compared with a net loss of $28.4 million, or $0.35 per share (diluted) for fiscal year 2016. Non-GAAP net income for fiscal year 2017 was $178.5 million, or $1.92 per share (diluted), compared with $157.4 million, or $1.91 per share (diluted) for fiscal year 2016.
  During fiscal year 2017, NETSCOUT repurchased a total of 3,148,426 shares of its common stock at an average price of $25.41 per share, totaling approximately $80.0 million in the aggregate.

Guidance:

For fiscal year 2018, NETSCOUT is providing the following guidance:

  NETSCOUT expects fiscal year 2018 GAAP revenue to grow over fiscal year 2017, on a percentage basis, in the low single-digit range. The Company anticipates that fiscal year 2018 non-GAAP revenue will be relatively flat compared with fiscal year 2017.
  NETSCOUT expects that fiscal year 2018’s GAAP net income per share (diluted) growth over fiscal year 2017, on a percentage basis, will be in the range of approximately 110 percent to approximately 160 percent. Non-GAAP net income per share (diluted) growth for fiscal year 2018 over fiscal year 2017 is expected to be, on a percentage basis, in the mid-single to high single-digit range. Net income per share (diluted) guidance does not take into account any share repurchase activity that may occur during fiscal year 2018.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:
NETSCOUT will host a conference call to discuss its fourth-quarter and fiscal year-end 2017 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (785) 424-1051. The conference call ID is NTCTQ417. A replay of the call will made be available after 12:00 p.m. ET on May 4 for approximately one week. The number for the replay is (800) 753-0348 for U.S./Canada and (402) 220-2672 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP EBITDA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, and certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of business assurance – a powerful combination of service assurance, cybersecurity, and business intelligence solutions – for today’s most demanding service provider, enterprise and government networks. NETSCOUT’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NETSCOUT delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com or follow @NETSCOUT on Twitter, Facebook, or LinkedIn.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NETSCOUT; statements about progress on the Company’s new product cycle progress that is aimed at further elevating its value proposition; statements about moving aggressively to accelerate adoption of the Company’s new InfiniStreamNG software platform and navigate challenging spending environment within the service provider market without any significant erosion to its overall revenue; statements about improved gross margins driven by the Company’s continued success with service provider adoption of its software platform; and statements about delivering further operating profitability and EPS growth related to improved gross margin and prudent expense management, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the ability of NETSCOUT to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2017 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Revenue:
Product	$210,059	$195,792	$735,531	$633,408
Service	108,861	90,095	426,581	322,011
Total revenue	318,920	285,887	1,162,112	955,419

Cost of revenue:
Product	66,232	72,971	238,002	238,037
Service	26,685	27,880	108,137	90,412
Total cost of revenue	92,917	100,851	346,139	328,449

Gross profit	226,003	185,036	815,973	626,970

Operating expenses:
Research and development	53,020	59,545	232,701	208,630
Sales and marketing	87,122	84,704	328,628	293,335
General and administrative	27,444	35,237	118,438	117,714
Amortization of acquired intangible assets	17,495	10,472	70,141	32,373
Restructuring charges	2,271	-	4,001	468
Total operating expenses	187,352	189,958	753,909	652,520

Income (loss) from operations	38,651	(4,922)	62,064	(25,550)
Interest and other expense, net	(1,797)	(3,012)	(9,879)	(6,889)

Income (loss) before income tax benefit	36,854	(7,934)	52,185	(32,439)
Income tax expense (benefit)	14,544	(4,318)	18,894	(4,070)
Net income (loss)	$22,310	$(3,616)	$33,291	$(28,369)

Basic net income (loss) per share	$0.24	$(0.04)	$0.36	$(0.35)
Diluted net income (loss) per share	$0.24	$(0.04)	$0.36	$(0.35)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	91,882	96,436	92,226	81,927
Net income (loss) per share - diluted	92,801	96,436	92,920	81,927

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2017	2016

Assets
Current assets:
Cash, cash equivalents and marketable securities	$442,772	$338,714
Accounts receivable and unbilled costs, net	294,374	247,199
Inventories	40,002	58,029
Prepaid expenses and other current assets	77,318	96,536

Total current assets	854,466	740,478

Fixed assets, net	61,393	62,033
Goodwill and intangible assets, net	2,649,431	2,763,409
Long-term marketable securities	21,933	13,361
Other assets	14,290	13,562

Total assets	$3,601,513	$3,592,843

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,407	$43,969
Accrued compensation	77,607	82,303
Accrued other	34,579	34,136
Deferred revenue and customer deposits	310,594	296,648

Total current liabilities	460,187	457,056

Other long-term liabilities	8,765	7,539
Deferred tax liability	277,599	285,359
Accrued long-term retirement benefits	32,117	31,378
Long-term deferred revenue	86,595	68,129
Long-term debt	300,000	300,000

Total liabilities	1,165,263	1,149,461

Stockholders' equity:
Common stock	116	114
Additional paid-in capital	2,693,846	2,642,745
Accumulated other comprehensive loss	(3,472)	(1,501)
Treasury stock, at cost	(570,921)	(481,366)
Retained earnings	316,681	283,390

Total stockholders' equity	2,436,250	2,443,382

Total liabilities and stockholders' equity	$3,601,513	$3,592,843

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2017	2016	2016	2017	2016

Product Revenue (GAAP)	$210,059	$195,792	$192,010	$735,531	$633,408
Product deferred revenue fair value adjustment	797	2,100	1,514	6,786	10,166
Delayed transfer entity adjustment (1)	-	-	-	-	633
Amortization of acquired intangible assets (3)	2,842	2,361	2,851	11,439	6,746
Non-GAAP Product Revenue	$213,698	$200,253	$196,375	$753,756	$650,953

Service Revenue (GAAP)	$108,861	$90,095	$110,182	$426,581	$322,011
Service deferred revenue fair value adjustment	4,678	18,309	4,797	19,476	51,625
Non-GAAP Service Revenue	$113,539	$108,404	$114,979	$446,057	$373,636

Revenue (GAAP)	$318,920	$285,887	$302,192	$1,162,112	$955,419
Product deferred revenue fair value adjustment	797	2,100	1,514	6,786	10,166
Service deferred revenue fair value adjustment	4,678	18,309	4,797	19,476	51,625
Delayed transfer entity adjustment (1)	-	-	-	-	633
Amortization of acquired intangible assets (3)	2,842	2,361	2,851	11,439	6,746
Non-GAAP Revenue	$327,237	$308,657	$311,354	$1,199,813	$1,024,589

Gross Profit (GAAP)	$226,003	$185,036	$220,514	$815,973	$626,970
Product deferred revenue fair value adjustment	797	2,100	1,514	6,786	10,166
Service deferred revenue fair value adjustment	4,678	18,309	4,797	19,476	51,625
Inventory fair value adjustment	-	6,380	-	-	28,638
Delayed transfer entity adjustment (1)	-	-	-	-	535
Share-based compensation expense (2)	1,116	933	1,270	4,890	3,246
Amortization of acquired intangible assets (3)	13,140	17,158	13,816	53,455	51,873
Business development and integration expense (4)	217	501	91	398	1,401
Compensation for post-combination services (5)	-	476	27	552	4,148
Acquisition related depreciation expense (6)	44	103	43	240	293
Non-GAAP Gross Profit	$245,995	$230,996	$242,072	$901,770	$778,895

Income (Loss) from Operations (GAAP)	$38,651	$(4,922)	$33,362	$62,064	$(25,550)
Product deferred revenue fair value adjustment	797	2,100	1,514	6,786	10,166
Service deferred revenue fair value adjustment	4,678	18,309	4,797	19,476	51,625
Inventory fair value adjustment	-	6,380	-	-	28,638
Delayed transfer entity adjustment (1)	-	-	-	-	383
Share-based compensation expense (2)	8,918	7,967	10,461	39,189	28,351
Amortization of acquired intangible assets (3)	30,635	27,630	31,331	123,596	84,246
Business development and integration expense (4)	3,185	5,765	2,252	12,083	29,434
Compensation for post-combination services (5)	238	4,549	256	5,076	35,118
Restructuring charges	2,271	-	(199)	4,001	468
Acquisition related depreciation expense (6)	555	1,365	556	3,136	3,898
Non-GAAP Income from Operations	$89,928	$69,143	$84,330	$275,407	$246,777

Net Income (Loss) (GAAP)	$22,310	$(3,616)	$21,245	$33,291	$(28,369)
Product deferred revenue fair value adjustment	797	2,100	1,514	6,786	10,166
Service deferred revenue fair value adjustment	4,678	18,309	4,797	19,476	51,625
Inventory fair value adjustment	-	6,380	-	-	28,638
Share-based compensation expense (2)	8,918	7,967	10,461	39,189	28,351
Amortization of acquired intangible assets (3)	30,635	27,630	31,331	123,596	84,246
Business development and integration expense (4)	3,185	5,765	2,252	12,083	29,434
Compensation for post-combination services (5)	238	4,549	256	5,076	35,118
Restructuring charges	2,271	-	(199)	4,001	468
Acquisition related depreciation expense (6)	555	1,365	556	3,136	3,898
Loss on extinguishment of debt (7)	-	-	-	-	55
Other income	(426)	-	-	(426)	-
Income tax adjustments (8)	(12,584)	(27,544)	(17,006)	(67,662)	(86,263)
Non-GAAP Net Income	$60,577	$42,905	$55,207	$178,546	$157,367

Diluted Net Income (Loss) Per Share (GAAP)	$0.24	$(0.04)	$0.23	$0.36	$(0.35)
Share impact of non-GAAP adjustments identified above	0.41	0.48	0.37	1.56	2.26
Non-GAAP Diluted Net Income Per Share	$0.65	$0.44	$0.60	$1.92	$1.91

Shares used in computing non-GAAP diluted net income per share	92,801	96,776	92,402	92,920	82,380

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		March 31,		December 31,	March 31,
		2017	2016	2016	2017	2016
(1)	Delayed transfer entity adjustment included in these amounts
	is as follows:
	Product revenue	$-	$-	$-	$-	$633
	Cost of product revenue	-	-	-	-	(98)
	Sales and marketing	-	-	-	-	(152)
	Other income (expense)	-	-	-	-	(383)
	Total delayed transfer entity adjustment	$-	$-	$-	$-	$-

(2)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$218	$180	$255	$934	$645
	Cost of service revenue	898	753	1,015	3,956	2,601
	Research and development	2,401	2,564	3,456	12,362	9,205
	Sales and marketing	3,119	2,364	3,367	12,823	8,725
	General and administrative	2,282	2,106	2,368	9,114	7,175
	Total share-based compensation expense	$8,918	$7,967	$10,461	$39,189	$28,351

(3)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$2,842	$2,361	$2,851	$11,439	$6,746
	Cost of product revenue	10,298	14,797	10,965	42,016	45,127
	Operating expenses	17,495	10,472	17,515	70,141	32,373
	Total amortization expense	$30,635	$27,630	$31,331	$123,596	$84,246

(4)	Business development and integration expense included in
	these amounts is as follows:
	Cost of product revenue	$108	$501	$91	$289	$1,307
	Cost of service revenue	109	-	-	109	94
	Research and development	21	-	11	32	256
	Sales and marketing	271	24	7	312	1,465
	General and administrative	2,676	5,240	2,143	11,341	26,312
	Total business development and integration expense	$3,185	$5,765	$2,252	$12,083	$29,434

(5)	Compensation for post-combination services included in these
	amounts is as follows:
	Cost of product revenue	$-	$194	$1	$156	$664
	Cost of service revenue	-	282	26	396	3,484
	Research and development	184	1,470	219	1,964	13,780
	Sales and marketing	54	1,717	6	1,786	10,979
	General and administrative	-	886	4	774	6,211
	Total compensation for post-combination services	$238	$4,549	$256	$5,076	$35,118

(6)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$27	$55	$27	$139	$156
	Cost of service revenue	17	48	16	101	137
	Research and development	343	937	344	2,047	2,671
	Sales and marketing	54	150	54	321	420
	General and administrative	114	175	115	528	514
	Total acquisition related depreciation expense	$555	$1,365	$556	$3,136	$3,898

(7)	Loss on extinguishment of debt included in these
	amounts is as follows
	Interest and other income/(expense), net	$-	$-	$-	$-	$55
	Total loss on extinguishment of debt	$-	$-	$-	$-	$55

(8)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(12,584)	$(27,544)	$(17,006)	$(67,662)	$(86,263)
	Total income tax adjustments	$(12,584)	$(27,544)	$(17,006)	$(67,662)	$(86,263)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2017	2016	2016	2017	2016

Income (loss) from operations (GAAP)	$38,651	$(4,922)	$33,362	$62,064	$(25,550)
Previous adjustments to determine non-GAAP income from operations	51,277	74,065	50,968	213,343	272,327
Non-GAAP Income from operations	89,928	69,143	84,330	275,407	246,777

Depreciation excluding acquisition related	8,784	7,028	8,421	34,131	23,289

Non-GAAP EBITDA from operations	$98,712	$76,171	$92,751	$309,538	$270,066

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'17	FY'18
GAAP revenue	$1,162.1	Low single-digit growth over FY'17
Deferred service revenue fair value adjustment	$19.5	~$7 million to ~$9 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$11.4	~$8 million to ~$10 million
Non-GAAP revenue	$1,199.8	Relatively flat versus FY'17

	FY'17	FY'18
GAAP Net Income	$33.3	~110% to ~160% growth over FY'17
Deferred service revenue fair value adjustment	$19.5	~$7 million to ~$9million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$123.6	~$110 million to ~$112 million
Share-based compensation expenses	$39.2	~$45 million to ~$47 million
Business development expenses	$12.1	~$1 million to ~$3 million
New accounting standard implementation	$-	~$1 million to ~$2 million
Compensation for post-combination services	$5.1	-
Acquisition-related depreciation expense	$3.1	-
Restructuring costs	$4.0	-
Other income	$(0.4)	-
Total Adjustments	$212.9	~$166 million to ~$177 million
Related impact of adjustments on income tax	$(67.7)	(~$55 million to ~$60 million)
Non-GAAP Net Income	$178.5	Mid-single to high single-digit growth over FY'17

GAAP Net Income Per Share (diluted)	$0.36	~110% to ~160% growth over FY'17
Non-GAAP Net Income Per Share (diluted)	$1.92	Mid-single to high single-digit growth over FY'17

Average Weighted Shares Outstanding (diluted)	92.9	92.9

Certain numbers may not total due to rounding.

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Director, Corporate Communications
Donna.Candelori@netscout.com